Exhibit 10.3

1st MANATEE BANK

2015 STOCK OPTION PLAN

Article 1 - GENERAL

Section 1.1     Purpose, Effective Date and Term. The purpose of this 1st Manatee Bank 2015 Stock Option Plan (the “Plan”) is to promote the long-term financial success of 1st Manatee Bank, a Florida-chartered bank (the “Bank”), and its Affiliates, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Bank’s stockholders. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable stockholder and regulatory approval requirements. The Plan shall remain in effect as long as any Stock Options are outstanding; provided, however, that no Stock Options may be granted under the Plan on or after the ten-year anniversary of the Effective Date.

Section 1.2     Administration. The Plan shall be administered by a Committee of the Bank’s Board of Directors (the “Committee”), in accordance with Section 5.1 of the Plan, or if no Committee has been appointed, the Plan shall be administered by the full Board of Directors (in such case, the Board of Directors shall be referred to herein as the “Committee”).

Section 1.3     Participation. Each Employee or Director who is granted a Stock Option in accordance with the terms of the Plan shall be a Participant in the Plan. The grant of Stock Options shall be limited to Employees and Directors of the Bank or any Affiliate.

Section 1.4     Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

Article 2 - AWARDS

Section 2.1     General. Each Stock Option granted under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions (including performance conditions), limitations and restrictions as the Committee shall provide with respect to the grant and as evidenced in the Award Agreement. Subject to the provisions of Section 2.5 of the Plan, a Stock Option may be granted as an alternative to or replacement of an existing grant under the Plan or any other plan of the Bank or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement, including without limitation the plan of any entity acquired by the Bank.

Only Stock Options may be granted under this Plan. A Stock Option means a grant under Section 2.2 of the Plan that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that Issus may not be granted: (i) after the ten-year anniversary of the Effective Date; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any modification shall be ineffective if it causes the Stock Option to be subject to Code Section 409A (unless, as modified, the Stock Option complies with Code Section 409A).

Section 2.2     Stock Options.

(a)     Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the grant; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain any other terms and conditions consistent with the Plan, including the effect of termination of a Participant’s Service with the Bank as the Committee may, in its discretion, prescribe.

(b)     Terms and Conditions. A Stock Option shall be exercisable in accordance with the terms and conditions and during the periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to Issus granted to an Employee who is a 10% Stockholder). The Exercise Price of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Stock Options held by an Employee or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by any other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Bank a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; {iii) by a net settlement of the Stock Option using a portion of shares obtained on exercise in payment of the Exercise Price of the Stock Option; (iv) by personal, certified or cashier’s check; or {v) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

Section 2.3     Vesting of Grants. The Committee shall specify the vesting schedule or conditions of each Stock Option. Unless the Committee specifies a different vesting schedule at the time of grant, Stock Options under the Plan shall be granted with a vesting rate of twenty percent (20%) per year, with the first installment vesting one year after the date of grant. If the right to exercise a Stock Option is conditioned on the completion of a specified period of Service, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, disability, Retirement or Involuntary Termination of Employment (or Termination of Service for a Director) following a Change in Control, as defined in Section 4.2 of the Plan). Unless otherwise provided by the Committee, with respect to an Employee who is also a Director, continued Service as a Director following termination of employment shall constitute Service for purposes of vesting.

Section 2.4     Deferred Compensation. If any Stock Option would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.4 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.5     Prohibition Against Option Repricing. Except for adjustments pursuant to Section 3.3 of the Plan, and reductions of the Exercise Price approved by the Bank’s stockholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means.

Section 2.6     Effect of Termination of Service on Grants. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under a Stock Option or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in an employment agreement entered into by and between the Bank and an Employee, the following provisions shall apply to each Stock Option granted under this Plan:

(a)     Upon a Participant’s Termination of Service for any reason other than due to Disability, Retirement, death or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination.

(b)     In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised shall expire and be forfeited.

(c)     Upon Termination of Service for reason of Disability, Retirement or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Stock Option, whether or not then exercisable, at the date of Termination of Service. Vested Stock Options may be exercised for a period of one (1) year following Termination of Service due to death, Disability or Retirement, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Termination of Service due to Retirement or one ( I) year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(d)     Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)     Notwithstanding the provisions of this Section 2.6, the effect of a Change in Control on the vesting/exercisability of Stock Options is as set forth in Article 4 of the Plan.

Article 3 - SHARES SUBJECT TO PLAN

Section 3.1     Available Shares. The shares of Stock with respect to which Stock Options may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Bank as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2     Share Limitations.

(a)     Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 120,000 shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.3 of the Plan.

(b)     Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of Stock Options, the number of shares of Stock available for the grant of additional Stock Options shall be reduced by the number of shares of Stock in respect of which the Stock Options is granted or denominated. To the extent any shares of Stock covered by a Stock Option under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Stock Option is forfeited or canceled or because the Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise of Stock Options, or (3) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

(c)     Director Options. The maximum number of shares of Stock that may be subject to Stock Options granted to all non-Employee Directors, in the aggregate, is 25% of the shares of Stock authorized under Plan.

Section 3.3     Corporate Transactions.

(a)     General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Stock Option granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of Stock Options (including, without limitation, cancellation of Stock Options in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Bank or any Affiliate or the financial statements of the Bank or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(b)     Merger in which Bank is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Bank is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase to acquire voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of the merger; provided, however, that the Committee may, at any time prior to the consummation of the merger, consolidation or other business reorganization, direct that all, but not Jess than all, outstanding Stock Options be canceled as of the effective date of the merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in the merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.4     Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)     Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Bank shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless the delivery or distribution complies with all applicable laws.

(b)     Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Article 4 - CHANGE IN CONTROL

Section 4.1     Consequence of a Change in Control. Subject to the provisions of Section 3.3 of the Plan (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Bank and an Employee, at the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one (1) year following the Participant’s Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director), provided however that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination of Employment following a Change in Control.

Section 4.2     Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)     Merger: The Bank merges into or consolidates with another entity, or merges another bank or corporation into the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Bank immediately before the merger or consolidation;

(b)     Acquisition of Significant Share Ownership: There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Bank’s Voting Securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Bank’s voting shares held in a fiduciary capacity by an entity of which the Bank directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)     Change in Board Composition: During any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the Board of Directors (or first nominated by the Board of Directors for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(d)     Sale of Assets: The Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Bank, and after such share acquisition by the Bank, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such award is to be triggered solely by a Change in Control, then with respect to such award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

Article 5 - COMMITTEE

Section 5.1     Administration. The Plan shall be administered by the members of a committee. Notwithstanding the foregoing, if the Board of Directors has not designated a Committee, the full Board of Directors shall be deemed to be the Committee.

Section 5.2     Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:

(a)     the Committee will have the authority and discretion to select Employees and Directors who shall receive Stock Options, to determine the time or times of receipt, to determine the types of Stock Options and the number of shares covered by the Stock Options, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.17 of the Plan), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such awards (subject to the restrictions imposed by Article 6 of the Plan) to cancel or suspend Stock Options and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to a Stock Option at any time after the grant of the Stock Option, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

(b)     The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)     The Committee will have the authority to define terms not otherwise defined herein.

(d)     Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)     In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Bank and applicable corporate law.

Section 5.3     Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4     Information to be Furnished to Committee. As may be permitted by applicable law, the Bank shall furnish the Committee with the data and information as it determines may be required for it to discharge its duties. The records of the Bank as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5     Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1 of the Plan, all actions of the Committee shall be final and conclusive and shall be binding upon the Bank, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Article 6 - AMENDMENT AND TERMINATION

Section 6.1     General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Sections 2.4, 3.3 and 6.2 of the Plan) may cause the Stock Option to violate Code Section 409A, may cause the repricing of a Stock Option (except to the extent that the repricing would increase the Exercise Price to the Fair Market Value of the Stock on the date of grant of the Stock Option, consistent with Code Section 409A), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Stock Option granted under the Plan prior to the date the amendment is adopted by the Board of Directors; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.3 of the Plan, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Bank’s stockholders.

Section 6.2     Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Stock Options affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Bank. By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.4 of the Plan to any Stock Options granted under the Plan without further consideration or action.

Article 7 - GENERAL TERMS

Section 7.1     No Implied Rights.

(a)     No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Bank whatsoever, including any specific funds, assets, or other property which the Bank, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Bank, and nothing contained in the Plan shall constitute a guarantee that the assets of the Bank shall be sufficient to pay any benefits to any person.

(b)     No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Bank or an Affiliate or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive a Stock Option under the Plan, or, having been so selected, to receive a future award under the Plan.

(c)     No Rights as a Stockholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Bank prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2     Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) under the Plan; provided, however, that the transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, farther, that such transfers are not made for consideration to the Participant.

Section 7.3     Designation of Beneficiaries. A Participant hereunder may file with the Bank a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless the disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any the beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Bank, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4     Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Bank for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable.

Section 7.5     Award Agreement. Each Stock Option granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.7     Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the exercise of a Stock Option, the Bank shall have the right to require the Participant to pay to the Bank the amount of any tax that the Bank is required to withhold with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Bank to satisfy the minimum required federal, state and local tax withholding by with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock. Provided there are no adverse accounting consequences to the Bank (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (formerly, FAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Bank to withhold in accordance with the preceding sentence as if the Stock Option were subject to minimum tax withholding requirements.

Section 7.8     Action by Bank. Any action required or permitted to be taken by the Bank shall be by resolution of the Board of Directors, or by action of one or more members of the Board of Directors (including a committee of the Board of Directors) who are duly authorized to act for the Board of Directors, or (except to the extent prohibited by applicable Jaw or applicable rules of any stock exchange) by a duly authorized officer of the Bank.

Section 7.9     Successors. All obligations of the Bank under the Plan shall be binding upon and inure to the benefit of any successor to the Bank, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Bank.

Section 7.10     Indemnification. To the fullest extent permitted by law and the Bank’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer of the Bank to whom authority was delegated in accordance with Section 5.3 of the Plan, or an Employee of the Bank, shall be indemnified and held harmless by the Bank against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Bank’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Bank an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bank’s charter or bylaws, as a matter of law, or otherwise, or any power that the Bank may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Bank the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Bank of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.11     No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Stock Option. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12     Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Florida without reference to principles of conflict of laws, except as superseded by applicable federal Jaw. The federal and state courts located within forty (40) miles of the Bank’s principal office, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.13     Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, awards to a Participant (including the grant and the receipt of benefits and any effects of the exercise of Stock Options) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Bank or an Affiliate that is intended to be qualified under Code Section 401 (a).

Section 7.14     Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.15     Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Bank provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Bank at its principal executive office. Notices, demands, claims and other communications shall be deemed given:

(a)     in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)     in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)     in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Bank shall be directed to the attention of the Bank’s Chief Executive Officer and Corporate Secretary.

Section 7.16     Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Option shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting conditions of a Stock Option. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services, violation of material Bank policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Bank or any Affiliate.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Bank for all or any part of the amount of any payment in settlement of any award granted hereunder.

Section 7.17     Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) of the Plan, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on the date and the automatic exercise will result in the issuance of at least one whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a •number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Article 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1     In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)     “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (I 0%) of the total combined voting power of all classes of stock of the Bank.

(b)     “Affiliate” means any entity that, directly or indirectly, is controlled by or is under common control of the Bank, as determined by the Board of Directors.

(c)     “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of a Stock Option under the Plan. The document is referred to as an agreement, regardless of whether a Participant’s signature is required or provided.

(d)     “Board of Directors” means the Board of Directors of the Bank.

(e)     If the Participant is subject to a written employment agreement (or other similar written agreement) with the Bank or an Affiliate that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board of Directors, will likely cause substantial economic damage to the Bank or any Affiliate or substantial injury to the business reputation of the Bank or any Affiliate; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Bank or any Affiliate; (iv) the continuing willful failure of the Participant to perform his duties to the Bank or any Affiliate (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Bank.

(f)     “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(g)     “Director” means a member of the Board of Directors of the Bank or an Affiliate.

(h)     If the Participant is subject to a written employment agreement (or other similar written agreement) with the Bank or an Affiliate that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that a Stock Option hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Bank’s Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(i)     “Employee” means any person employed by the Bank or any Affiliate. Directors who are also employed by the Bank or an Affiliate shall be considered Employees under the Plan.

(j)     “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2 of the Plan.

(k)     “Fair Market Value” means, with respect to a share of Stock on a specified date:

(i)     the final reported sales price on the date in question (or if there is no reported sale on that date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii)     if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii)     if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A. For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Bank, or if not a day on which the Bank is open, the next day that it is open.

(l)       A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Bank or any Affiliate upon the occurrence of any of the following events:

(i)       a material diminution in Participant’s base compensation;

(ii)      a material diminution in Participant’s authority duties or responsibilities; or

(iii)     a change in the geographic location at which Participant must perform his duties that is more than fifty (50) miles from the location of Participant’s principal workplace on the date of this Agreement.

(m)     “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability Bank or other entity in which any combination of the Participant and .persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(n)     “Incumbent Directors” means:

(i)      the individuals who, on the date hereof, constitute the Board of Directors; and

(ii)     any new Director whose appointment or election by the Board of Directors or nomination for election by the Bank’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board of Directors whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments.

(o)     “Involuntary Termination of Employment” means the Termination of Service by the Bank or Affiliate other than termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(p)     “Participant” means any individual who has received, and currently holds, an outstanding Stock Option under the Plan.

(q)     “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Bank and any Affiliate in accordance with applicable Bank policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire.

(r)     “SEC” means the United States Securities and Exchange Commission.

(s)     “Securities Act” means the Securities Act of 1933, as amended from time to time.

(t)     “Service” means service as an Employee, or non-employee Director of the Bank or an Affiliate, as the case may be, and shall include, unless otherwise provided by the Committee service as a director emeritus or advisory director.

(u)     “Stock” means the common stock of the Bank, $5.00 par value per share.

(v)     “Stock Option” means an ISO or a Non-Qualified Option, as those terms are defined in Section 2.1 of the Plan.

(w)     “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Bank or any Affiliate, regardless of the reason for such cessation, subject to the following:

(i)       The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Bank and an Affiliate or between two Affiliates.

(ii)      The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Bank or an Affiliate approved by the Bank or Affiliate otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Bank or Affiliate under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Bank or Affiliate. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section l.409A-l(h)(l).

(iii)     If, as a result of a sale or other transaction, the Affiliate for whom Participant is employed (or to whom the Participant is providing Services) ceases to be an Affiliate, and the Participant is not, following the transaction, an Employee of the Bank or an entity that is then an Affiliate, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv)     A service provider whose Services to the Bank or an Affiliate are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Bank or an Affiliate are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Bank or any Affiliate (as determined by the Committee).

(v)      Except to the extent Section 409A of the Code may be applicable to an award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any award under the Plan constitutes Deferred Compensation (as defined in Section 2.4 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section l.409A-I (h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(vi)     With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(x)     “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(y)     “Whole Board” means the total number of Directors that the Bank would have if there were no vacancies on the Board of Directors at the time the relevant action or matter is presented to the Board of Directors for approval.

Section 8.2     In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)     actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)     references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)     in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)     references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)     indications of time of day mean Eastern Standard Time;

(f)     “including” means “including, but not limited to”;

(g)     all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)     all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)     the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)     any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)     all accounting terms not specifically defined herein shall be construed in accordance with GAAP.